EXHIBIT
                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS AGREEMENT is executed as of the 24th day of April, 1998, and effective as of January 1, 1998 (the "Effective Date"), by and between OLD RIG, Inc. ("OLD RIG" and, prior to the Assignment (defined below), the "Company"), a Delaware corporation which is the general partner of Realty Information Group, L.P. ("RIGLP"), a Delaware pimited partnership, and ANDREW C. FLORANCE ("Executive").

                  WHEREAS, Executive has been heretofore employed as President and Chief Executive Officer of OLD RIG;

                  WHEREAS, OLD RIG desires to retain Executive in his capacity as President and Chief Executive Officer;

                  WHEREAS, Executive desires to remain President and Chief Executive Officer of OLD RIG upon the terms and conditions hereinafter set forth; and

                  WHEREAS, Executive and OLD RIG acknowledge that it is presently contemplated that, in connection with an initial public offering (the "Offering") of, or other significant transaction involving, the stock of Realty Information Group, Inc., a Delaware corporation ("RIG" and, after the Assignment (defined below), the "Company"), formerly known as Realty Information Group (Delaware), Inc., (i) OLD RIG and RIGLP will be consolidated with RIG, and (ii) this Employment Agreement will be automatically assigned to and assumed by RIG pursuant to Section 19 without further action by any party.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

                  1. Employment. As of the Effective Date, OLD RIG hereby continues the employment of Executive, and Executive hereby agrees to such continued employment, upon the terms and conditions set forth herein.

                  2. Duties. Executive shall be the President and Chief Executive Officer ("CEO") of the Company. Executive shall perform such executive duties as are consistent with the role of the President and CEO of the Company and the reasonable directions of the Board. Executive shall report to, and be subject to the authority of, the Board.

                  3. Extent of Services. Subject to this Section 3, Executive agrees to devote all his business time to the business of the Company. Executive shall not, without the prior written consent of the Company, during the term of his employment with the Company under this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but, subject to Section 8, this shall not be construed as preventing Executive from (i) investing his and his family's assets in such form or


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manner as will not  require  the direct  performance  of  services  (except as a director, in the manner hereinafter permitted in clause (ii) below) by Executive in the operation of the affairs of the enterprises or companies in which said investments are made; (ii) acting as a director, trustee, or officer of, or participating as a member of a committee of, any firm or corporation other than the Company or an affiliate of the Company where such positions do not unreasonably interfere or conflict with the duties and responsibilities of Executive as the CEO of the Company; provided, however, that service in such capacity with each such entity has been approved by the Board; or (iii) acting as a director, trustee or officer of, or participating as a member of a committee of, any non-profit or community organization where such position does not unreasonably interfere or conflict with the duties and responsibilities of Executive as the CEO of the Company.

                  4.  Compensation.

                      (a) The salary of Executive under this Agreement shall be at the rate of One Hundred Seventy-Five Thousand Dollars ($175,000) per year (the "Base Salary"). Base Salary shall be payable in biweekly or such other installments as shall be consistent with the Company's payroll procedures for its senior executives.

                      (b) The Company shall adopt as of January 1, 1998, and maintain for the benefit of Executive during the term of Executive's employment under this Agreement (and, where applicable, for such period thereafter as Executive is entitled to payments thereunder pursuant to this Agreement) a bonus program (the "Bonus Program"), which will provide Executive with an opportunity to receive an annual cash bonus of up to 100% of Base Salary based on the attainment of performance objectives set forth in Exhibit A. The annual bonus shall be paid within one hundred twenty calendar days of the end of the year for which it is earned. During the Term, the Bonus Program will be based on performance objectives established on a calendar year basis.

                      (c) RIG shall adopt as of the effectiveness of its initial public offering, and maintain for the benefit of Executive for as long as any options are outstanding, a Stock Option Plan (the "Stock Option Plan"). Under the Stock Option Plan, RIG will grant to Executive as of the effectiveness of the Offering an option to purchase 40,000 shares of RIG common stock with a strike price equal to the offering price of the stock in the Offering. Options granted to Executive under the Stock Option Plan may be non-qualified stock options or "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Such options shall have a life of not less than ten years and shall be exercisable in accordance with the terms of the Stock Option Plan, unless otherwise provided for in this Agreement. If Employee does not exercise an option on or prior to the date the option expires or is no longer exercisable, Employee shall be deemed to have made a "cashless exercise" and RIG shall pay to Employee within thirty days of the cashless exercise a cash payment equal to the total number of shares underlying the option or options multiplied by a number equal to the difference between the price of RIG's stock on the date of the cashless exercise and the exercise price of the option; provided, however, that the cashless exercise alternative shall not be available if Executive's employment has been terminated by RIG with cause (as defined in Section 7(b)) or by Executive without good reason (as defined in Section

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7(c)). Such options shall vest: 25% upon the effectiveness of the Offering;  25%
on December 31, 1998; 25% on December 31, 1999; and 25% on December 31, 2000.

                      (d) In addition to the options granted pursuant to Section 4(c), Executive shall be granted additional options under the Stock Option Plan to purchase 25,000 shares of RIG common stock with a strike price equal to the offering price of the stock in the Offering. Such options (the "Stub Period Bonus Options") shall be granted upon consummation of the Offering and shall be in lieu of Executive's right to receive from the Company a cash bonus for the period May 1, 1997 through December 31, 1997. The Stub Period Bonus Options shall be subject to the same vesting and exercise rules as the options granted to Executive under Section 4(c) of the Agreement.

                      (e) Nothing contained in this Section 4 shall prevent the Board from adopting additional compensation arrangements for Executive or
providing   additional   benefits   under  any  of  the  existing   compensation
arrangements.

                  5. Fringe Benefits. During the term of Executive's employment under this Agreement, the Company shall provide to Executive term life insurance coverage not to exceed a total of One Million Dollars ($1,000,000) (provided that Executive shall be insurable at a cost not exceeding $2,000 per year), which such benefits will be payable as designated by Executive, six weeks of paid vacation per year earned ratably over the year (provided, however, that Executive shall not accrue more than six weeks of paid vacation), and the same health insurance, accident and disability insurance, life insurance, and such other fringe benefits, as are provided to the most senior executives of the Company.

                  6. Term. The term of Executive's employment under this Agreement shall commence on the Effective Date and shall continue for an initial term (the "Initial Term") extending through December 31, 2000, and for automatic and successive renewal terms of one (1) year each (each, a "Renewal Term" and collectively, the "Renewal Terms"), unless either the Company or Executive elects not to extend the term beyond the Initial Term or any Renewal Term (herein, the Initial Term or a Renewal Term is sometimes referred to as the "Current Term") and gives to the other party hereto written notice of termination at least six (6) months prior to the end of the Initial Term, or three (3) months prior to the end of the Renewal Term, as applicable.

                  7.  Termination.

                      (a) By the Company Without Cause. The Company may terminate Executive's employment at any time, without Cause (as defined herein), upon sixty (60) days written notice to Executive. If the Company terminates Executive's employment without Cause, Executive: (x) shall receive through the later of (i) the expiration of the Current Term or (ii) one year from the date of termination, the compensation provided for under paragraph 4(a) of this Agreement; (y) shall be entitled to receive the bonus he would have received under the Bonus Program (as in effect on the date of termination) as if he continued in the position he held immediately prior to termination for the balance of the calendar year in which such termination occurs; and (z) shall be, if not

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otherwise,  fully vested in all stock  options  granted to  Executive  under the
Stock Option Plan (as in effect on the date of termination) and any predecessor stock option plan or program. Upon termination of Executive's employment without Cause, the exercise period for all vested options shall be one-hundred eighty
(180) days after cessation of employment.

                      (b) By the Company For Cause. Notwithstanding anything herein to the contrary, the Company shall have the right to terminate Executive's employment under this Agreement for "Cause." For the purposes of this Agreement, the term "Cause" shall mean (i) a material failure by Executive to perform his duties hereunder which shall persist uncured by Executive for a sixty (60) day period after written notice is given to Executive which details the duties which the Company alleges Executive has failed to perform; (ii) Executive being convicted of a felony or Executive pleading nolo contendere to a felony; or (iii) any other willful act or omission by Executive, which is materially injurious to the financial condition or business reputation of the Company or its affiliates, including without limitation any violation during the term of Executive's employment of Executive's obligations under Section 8 hereof. Executive will not receive Base Salary or Fringe Benefits with respect to any period after his termination for Cause. Upon termination of Executive's employment with Cause, (A) Executive shall forfeit (x) all right to participate in the Bonus Program and (y) all unvested stock options, and (B) the exercise period for all vested options shall be sixty (60) days after cessation of employment.

                      (c) By Executive For Good Reason. Executive shall have the right to voluntarily terminate his employment for Good Reason upon at least sixty (60) days prior written notice to the Company. For purposes of this Agreement, Good Reason shall mean (i) Executive is required to relocate his principal office more than forty-five (45) miles from its current location in Bethesda, Maryland; (ii) Executive ceases involuntarily to be CEO of the Company (or any successor) or is required to perform duties materially inconsistent with the duties normally performed by a chief executive officer; (iii) the Company (or any successor) takes actions which constitute a material diminution of Executive's position or title with the Company or in the nature of Executive's authority, duties or responsibilities; (iv) Executive is required to report to an individual or entity other than the Board; or (v) a material breach by the Company of its obligations hereunder which shall persist uncured by the Company for a ninety (90) day period after written notice is given to the Company which details the obligations which Executive alleges the Company has breached; (vi) there is a Material Change (as defined herein) with respect to the Company and Executive terminates his employment within one year after the Material Change. For purposes of this Agreement, a Material Change is defined as the occurrence of any of the following events:

                         (1) The  acquisition (in one or more  transactions)  of
beneficial ownership of more than 50% of the outstanding shares of common stock of the Company by any person or entity or by any group of persons or entities acting in concert for the purpose of acquiring, voting, holding or disposing of shares of the Company's common stock (other than as a result of (x) the consolidations of OLD RIG, RIGLP and Jamison Research, Inc. described in the recitals, (y) the completion of an initial public offering or (z) the acquisition of stock by any person who is a stockholder of OLD RIG or a partner of RIGLP as of the Effective Date);

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                         (2)  The  election  or  appointment  (in  one  or  more
elections or as a result of one or more appointments to fill vacancies) as directors comprising one-half (1/2) or more of the Board of persons who were not nominated, recommended or appointed by the Company's incumbent Board (including as incumbent directors all directors who were nominated, recommended or approved by a majority of the Board composed of persons who were incumbent directors);

                         (3) The  Company's  merging  with any other entity in a
transaction in which the Company is not the surviving entity;

                         (4)  The   sale  by  the   Company   (in  one  or  more
transactions) of all or substantially all of its assets. If Executive terminates his employment for Good Reason, Executive: (x) shall receive through the later of (i) the expiration of the Current Term or (ii) one year from the date of termination, the compensation provided for under paragraph 4(a) of this Agreement; (y) shall be entitled to receive the bonus he would have received under the Bonus Program (as in effect on the date of termination) as if he continued in the position he held immediately prior to termination for the balance of the calendar year in which such termination occurs; and (z) shall be, if not otherwise, fully vested in all outstanding Stock Options granted to Executive under the Stock Option Plan (as in effect on the date of termination) and any predecessor stock option plan or program. Upon termination of
Executive's employment with Good Reason, the exercise period for all vested options shall be one-hundred eighty (180) days after cessation of employment.

                      (d) By Executive Without Good Reason. Executive shall have the right to voluntarily terminate, for any reason other than Good Reason, his employment with the Company upon one-hundred eighty (180) days written notice to the Company. Executive will not receive Base Salary or Fringe Benefits with respect to any period after his termination without Good Reason. Upon termination of Executive's employment without good reason, (i) Executive shall forfeit (x) all right to participate in the Bonus Program and (y) all unvested stock options, and (ii) the exercise period for all vested options shall be sixty (60) days after cessation of employment.

                  8.  Confidentiality, Invention and Non-Compete Agreement.

                      (a) During the term of this Agreement, and thereafter for the duration of the period, if any, that Executive continues to be employed by the Company and/or any other entity owned by or affiliated with the Company or on an "at will" basis, and thereafter for the Non- Competition Period (defined below), Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

                         (i)  engage,  as  an  officer,  director,  shareholder,
owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any group or division of a business selling any

                                      - 5 -


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products  or  services  in direct  competition  with the  Company  in the United
States, Canada, the United Kingdom or other nations in which the Company is conducting or in which he was aware the Company had plans to conduct business within the twelve months following his termination (the "Territory"); provided, however, that the foregoing covenant shall not be deemed to prohibit Executive from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter;

                         (ii)  call upon any Person who is, at that time, within
the Territory, an employee of the Company for the purpose or with the intent of enticing such employee out of the employ of the Company;

                         (iii) call upon any Person who or that is, at the  time
of termination, or has been, within one year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory; or

                         (iv) on  Executive's  own  behalf  or on  behalf of any
competitor, call upon any Person as a prospective acquisition candidate for an entity other than the Company or its affiliates who or that, during Executive's employment by the Company was, to Executive's knowledge, either called upon by the Company as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company. Executive, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with any prospective acquisition candidate upon being informed that the Company had called upon such candidate or made an acquisition analysis thereof.

                      (b) Executive acknowledges that during the course of his employment, he may develop and obtain access to trade secrets, proprietary software and other "confidential business information" of the Company, such as its software systems, sources of data, databases and other competitively sensitive information kept in confidence by the Company such as selling and pricing information and procedures, research methodologies, customer lists, business and marketing plans, and internal financial statements. Executive agrees to not use or disclose any trade secrets, proprietary software or confidential business information to which he is exposed or has access in the course of his employment with the Company, even if elements of any of them may belong to third parties, during his employment and for so long afterwards as the Company seeks to maintain as confidential the proprietary software, trade secrets or confidential business information, whether or not the software, trade secrets and confidential business information are in written or tangible form, except as required and authorized during the performance of Executive's duties for and with the Company. Executive agrees that, given the nature of the Company's business and business plans there will never come a time when disclosure of the Company's proprietary software, trade secrets or confidential information would not be seriously injurious to the Company.

                      (c) Executive acknowledges that he has been employed by the Company during its critical developmental and roll-out stages and that leaving the employ of the Company to

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join any business competitor would seriously hamper the business of the Company.
Accordingly, Executive agrees that the Company shall be entitled to injunctive relief to prevent him from violating this Section 8, in addition to all remedies permitted by law, to enforce the provisions of this Agreement. Executive further acknowledges that his training, experience and technical skills are of such breadth that they can be employed to Executive's advantage in other areas which are not in direct competition with the business of the Company on the date of termination of Executive's employment and consequently the foregoing obligations will not unreasonably impair Executive's ability to engage in business activity after the termination of Executive's employment.

                      (d) For purposes of this Section 8, the term "Company" shall mean the Company and each of its subsidiaries and predecessors in interest; the term "Non-Competition Period" shall mean the period commencing on the date hereof to and including the second anniversary of the date on which Executive ceases to be employed by the Company (provided, however, that the Non-Competition Period, during which the agreements and covenants of Executive made in this Section 8 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this Section 8).

                      (e) The covenants in this Section 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 8 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination. Upon termination of this Agreement for any reason, the covenants specified in this Section 8 shall survive for the term specified herein.

                      (f) All of the covenants in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

                  9. Disability. In the event Executive shall become disabled so that he is unable to perform the essential duties of his position with reasonable accommodation ("Disability" or "Disabled") for more than six (6) consecutive months or should the Disability exist for more than nine (9) months in any twelve (12) month period, the Company shall have the right to terminate Executive's employment and, upon such termination of employment, the Company shall thereafter have no obligation to provide Executive compensation or Executive benefits of any kind; provided, however, that (i) a pro rata portion of Executive's unvested stock options that would have otherwise vested during the calendar year of his termination shall vest immediately, and (ii) Executive shall receive a pro rata bonus under the Bonus Program based on the bonus
Executive would have received for the calendar year of termination if he remained employed by the Company through the

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end of the  Calendar  Year.  Such  pro rata  benefits  shall  be  determined  by multiplying the number of unvested options that would have vested in the calendar year of termination, or the amount of bonus, as the case may be, by a fraction, the numerator of which is the number of complete weeks Executive was employed during the year of termination and the denominator of which is fifty-two. Upon termination of Executive's employment for Disability, the exercise period for all vested options shall be one year after cessation of employment.

                  10. Death. In the event of Executive's death, Executive's estate shall become entitled to any earned but unpaid compensation owed to Executive pursuant to paragraph 4(a) of this Agreement. Neither Executive's estate nor any of Executive's beneficiaries shall be entitled to any additional amounts of earned but unpaid compensation following Executive's death; provided, however, that (i) a pro rata portion of Executive's unvested stock options that would have vested in the year of his termination shall vest immediately, and
(ii) Executive shall receive a pro rata bonus under the Bonus Program based on the bonus Executive would have received for the calendar year of termination if he remained employed by the Company through the end of the calendar year. Such pro rata benefits shall be determined by multiplying the number of unvested options that would have vested in the calendar year of termination, or the amount of bonus, as the case may be, by a fraction, the numerator of which is the number of complete weeks Executive was employed during the year of termination and the denomination of which is fifty-two. In the event of Executive's death, the exercise period for all vested options shall be one year after Executive's death.

                  11. Insurance. Employer shall have the right to purchase such policies of insurance on the life of Executive as may be determined by Employer in its sole discretion, and as may be available, at the sole cost and expense of Employer, and naming Employer as owner and beneficiary, and Executive shall cooperate in the placement thereof.

                  12. Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable expenses incurred in carrying out his duties under this Agreement, including reasonable attorneys' fees incurred by Executive in negotiating this Agreement. Executive shall present to the Company from him an itemized account of such expenses in a form required by the Company.

                  13. Arbitration. The parties agree that any dispute between the parties relating to this Agreement shall not be resolved in litigation, but instead shall be resolved in final, binding arbitration by a single arbitrator under the auspices of the American Arbitration Association ("AAA") in Washington, D.C. Any such arbitration shall be conducted in accordance to the AAA's Employment Dispute Resolution Procedures. The arbitrator shall require the losing party to pay the prevailing party's reasonable attorney's fees and costs of arbitration.

                  14. Notice. All notices which are or may be required to be given by either party to the other in connection with this Agreement and the transactions contemplated thereby shall be in writing, and shall be deemed to have been properly given if and when delivered personally or sent by certified mail, return receipt requested; addressed, if to the Company, to:

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                              Michael R. Klein
                              Chairman, Realty Information Group, Inc.
                              2425 Wyoming Street, N.W.
                              Washington, D.C. 20008

                  and if to Executive, to:

                              Andrew C. Florance
                              4948 Western Avenue
                              Bethesda, Maryland  20816

                  15. Waiver of Breach. The waiver by either party of a breach of any provisions of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

                  16. Due Authorization. OLD RIG represents and warrants to Executive that the execution, delivery and performance of this Agreement has been duly authorized on behalf of the OLD RIG and that this Agreement is valid and binding on OLD RIG and enforceable in accordance with its terms against OLD RIG.

                  17. Indemnification. Executive shall be indemnified for his actions as an officer and director of the Company in accordance with the by-laws of the Company.

                  18. Governing Law. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                  19. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and its respective successors and assigns but the rights and obligations of Executive are personal and may not be assigned or delegated without the Company's prior written consent. Notwithstanding the preceding sentence, OLD RIG shall be permitted to assign all of its obligations hereunder to RIG and such assignment shall be deemed to have occurred upon the effectiveness of the consolidation of OLD RIG and RIGLP with RIG (the "Assignment").

                  20. Counterparts. This Agreement, for the convenience of the parties, may be executed in any number of counterparts, all of which when taken together shall constitute one and the same Agreement.

                  21.  Entire  Agreement  concerning  Employment;  Supremacy  of
Employment Agreement. This Agreement constitutes the entire Agreement between the parties as to Executive's employment and compensation therefor and supersedes and replaces any and all agreements, written or oral, as to such matters. This Agreement may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If there is any conflict with respect to Executive between the provisions of this Agreement and the provisions of either the Bonus Program or the Stock Option Plan, as applicable, the provisions of this Agreement shall govern. If there is no such conflict, the provisions of the Bonus Plan or the Stock Option Plan, as applicable, shall govern.

                  22. Special Reimbursement. In the event that Executive's employment is terminated pursuant to clause (a) or (c) of Section 7 and he is assessed a tax pursuant to Section 4999 of the Code (the "Parachute Tax"), the Company shall immediately pay Executive that additional amount of money (the "Gross-Up Payment") which will put Executive in the same net after tax position had no Parachute Tax been incurred. The Gross-Up Payment shall be sufficient in amount to cover any income or excise tax on the Gross-Up Payment itself (and any interest or penalty imposed with respect to an excess parachute payment). In the event that the Parachute Tax is ultimately determined to exceed the amount taken into account in computing the Gross-Up Payment at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which could not be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (and any interest, penalties or additions payable by Executive with respect to such excess) at the time that the amount of such excess is finally determined. Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of any such subsequent liability for the Parachute Tax. Notwithstanding the foregoing, the Company shall not have an obligation to include within the Gross-Up Payment any interest or penalty with respect to the Parachute Tax to the extent that (i) at least thirty (30) days prior to the date such Parachute Tax payment is due the Company provides Executive with its calculation of the Parachute Tax due and (ii) Executive could have avoided such interest or penalty by paying the amount due calculated by the Company pursuant to clause (i).

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                         OLD RIG, Inc.

                                         By:  /s/ Michael B. Klein
                                              ----------------------------------
                                              Michael B. Klein
                                              Chairman of the Board

                                              /s/ Andrew C. Florance
                                              ----------------------------------
                                              Andrew C. Florance


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